Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-77682, 33-53726, 333-02948, 333-57965, 333-37168, 333-106062 and 333-106064 of Caraustar Industries, Inc. and subsidiaries (the “Company”) on Form S-8, 333-66943 and 333-65555 of the Company on Form S-3, and 333-31618 of the Company on Form S-4 of our report dated March 11, 2004, relating to the consolidated financial statements of the Company as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which was adopted by the Company as of January 1, 2003, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002), appearing in this Annual Report on Form 10-K/A of the Company.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

January 14, 2005